----------------------
                                                               OMB APPROVAL
                    UNITED STATES                         ----------------------
         SECURITIES AND EXCHANGE COMMISSION               OMB Number:
               Washington, D.C. 20549                     3235-0059
                                                          ----------------------
                                                          Expires: January
                                                          31, 2008
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                    SCHEDULE 14A                          Estimated average
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           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule ss.240.14a-12

                          GENTIVA HEALTH SERVICES, INC.
  ----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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          SEC 1913 (03-04)
          Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB cotrol number.

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.   Amount Previously Paid:

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      4.   Date Filed:

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

                                 [GENTIVA LOGO]

                                 April 10, 2006


Dear Shareholder:

     You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Friday, May 12, 2006, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium.

     Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow. We would appreciate your completing, signing, dating and returning the enclosed proxy in the envelope provided at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

     Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.

                                        Sincerely,

                                        /s/ Ronald A. Malone

                                        Ronald A. Malone
                                        Chairman and
                                        Chief Executive Officer

                          GENTIVA HEALTH SERVICES, INC.

                       3 HUNTINGTON QUADRANGLE, SUITE 200S
                          MELVILLE, NEW YORK 11747-4627

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2006
                            -------------------------

     The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 12, 2006, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium, for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

     2. To elect four directors in Class III, each to serve until the 2009 Annual Meeting of Shareholders, provided that if the proposal set forth in item 1 above is approved, each will instead serve until the 2007 Annual Meeting of Shareholders;

     3. To consider and vote upon a proposal to ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on March 16, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                        By Order of the Board of Directors

                                        /s/ Stephen B. Paige

                                        Stephen B. Paige
                                        Senior Vice President, General Counsel
                                        and Secretary

Dated: April 10, 2006
Melville, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

                                 [GENTIVA LOGO]

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Introduction

     The 2006 Annual Meeting of Shareholders ("Annual Meeting") of Gentiva Health Services, Inc. (the "Company" or "Gentiva") will be held on Friday, May 12, 2006, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 16, 2006 are entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 10, 2006.

     The securities that can be voted at the Annual Meeting consist of the Company's Common Stock, $.10 par value per share (the "Common Stock"). At the close of business on March 16, 2006, the record date for determining shareholders entitled to vote at the Annual Meeting, 26,629,199 shares of the Company's Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Voting Procedures

     Common Stock of the Company held by shareholders who are "shareholders of record" (meaning the shares are registered directly in their name) and who sign their proxy with no further instructions, as well as Common Stock held by shareholders who are "beneficial owners" (meaning that the shares are held in a stock brokerage account or by a bank or other nominee) and who sign their proxy with no further instructions, will be voted in accordance with the recommendations of Gentiva's Board of Directors. Gentiva's Board of Directors recommends that you vote FOR the amendment to the Company's Amended and Restated Certificate of Incorporation, FOR all of the nominees to the Board of Directors and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

Revocability of Proxies

     A shareholder of record who executes and returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges and the Nasdaq National Market ("Nasdaq"), any beneficial owner of the Company's Common Stock (which is listed on Nasdaq) whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchange or Nasdaq, as employed by the beneficial owner's brokerage firm.

Quorum; Abstentions and Broker Non-Votes

     A majority of all the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting will determine whether a quorum is present. Proxies marked as abstentions and "broker non-votes" are counted in determining whether a quorum is present. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and that nominee does not possess or choose to exercise discretionary voting authority. Proxies marked as abstentions with respect to a proposal will have the effect of a negative vote as to that proposal. For Proposal 1, a "broker non-vote" will have the effect of a negative vote as to that proposal. As to all other proposals, "broker non-votes" will have the effect of neither a vote for nor a vote against a proposal and will have the effect of reducing the number of affirmative votes required to achieve a majority vote. Proxies marked to withhold authority to vote for a director will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Votes are counted by Computershare Trust Company, N.A., the Company's independent transfer agent and registrar.

Additional Matters

     The Company, whose principal executive offices are located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627, was incorporated in Delaware in August 1999.

     A copy of the 2005 Annual Report to Shareholders (the "Annual Report"), including a copy of the Company's Form 10-K for the fiscal year ended January 1, 2006 (the "Form 10-K"), is also being mailed to you with this Notice of Annual Meeting and Proxy Statement. Copies are also available on the Company's website at www.gentiva.com under the Investor Relations section. The Annual Report and Form 10-K are not deemed part of the soliciting material for the proxy.

                                   PROPOSAL 1

                AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF
               INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

     The Board of Directors recommends that the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") be amended to eliminate the classified structure of the Board and allow for the annual election of the directors.

     Article VII, Section 7.2, of the Certificate of Incorporation currently provides that:

     o the Board of Directors shall be classified into three classes designated as Class I, Class II and Class III, as nearly equal in number as possible;

     o    one of the three classes shall stand for re-election each year; and

     o    each class of directors shall hold office for a three year term.

     The Board of Directors has adopted a resolution recommending that shareholders vote to amend the Company's Certificate of Incorporation to declassify the Board of Directors (the "Amendment"). The proposed Amendment is set forth in Appendix A to this Proxy Statement with deletions from the current text of the Certificate of Incorporation indicated in brackets and additions indicated by underlining. The Board of Directors recommends that shareholders vote to approve the Amendment.

     To become effective, the Amendment must receive the affirmative vote of a majority of the outstanding shares entitled to vote. If it receives the required vote, a Certificate of Amendment to the Certificate of Incorporation will be filed with the State of Delaware. The Board has already approved amendments to the Company's Amended and Restated By-Laws (the "By-Laws") that, upon shareholder approval of this Proposal 1, will make them consistent with the Amendment.

     If the Amendment is approved by the Company's shareholders at the Annual Meeting, the Board will be declassified, by each separate class in its chronological order of election, such that (1) Class III, which is currently nominated for election at this Annual Meeting, as set forth in Proposal 2, will be elected to serve a one year term ending at the 2007 Annual Meeting of Shareholders; (2) both Class I and Class III will be elected at the 2007 Annual Meeting of Shareholders to serve a one year term ending at the 2008 Annual Meeting of Shareholders; and (3) each of Class I, Class II and Class III will be elected at the 2008 Annual Meeting of Shareholders to serve a one year term ending at the 2009 Annual Meeting of Shareholders. Following the 2008 Annual Meeting of Shareholders, the Board will no longer be classified, and each director will serve a one year term upon election. In addition, any director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting of shareholders after the director's election.

     If the Amendment is not approved by shareholders at the Annual Meeting, the Board will remain classified and the directors elected at the Annual Meeting will serve for a term ending at the 2009 Annual Meeting of Shareholders. All other directors will continue in office for their full three year term, until his or her successor has been duly elected and qualified.

     Classified or staggered boards have been widely adopted and have a long history in corporate law. Classified boards have been viewed as a means of promoting stability and continuity of experience on a board of directors primarily because the majority of directors at any given time will have had at least one year of experience on the board, thus assisting a company in its long-term strategic planning efforts. Also, because it would take at least two elections for a potential acquiror to gain control of a classified board without the cooperation of the board, the existence of a classified structure may enhance shareholder value by making it more likely that a party seeking to gain control of a target company will engage in arm's-length discussions with the target's existing board instead of launching a proxy contest in an attempt to gain control of the board and take over the company.

     However, many investors and corporate governance proponents have come to view a classified board structure as having the effect of reducing the accountability of directors because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for the implementation of these policies. Opponents of classified boards also believe that they discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value. In light of these views, a number of major corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually.

     The Gentiva Board of Directors has considered the advantages and disadvantages of the classified board structure, and has voted to propose to the shareholders that the Company's directors be elected annually. In reaching this determination, the Board of Directors concluded that the benefits of a classified board structure were outweighed by the following considerations:

     o The Board's belief that providing the Company's shareholders with the opportunity annually to register their views on the collective performance of the Board and on each director individually will further the Company's goal of ensuring that its corporate governance policies conform to current best practices and maximize accountability to the shareholders;

     o The Board's belief that, because there is no current limit to the number of terms an individual may serve, the continuity and stability of the Board's membership should not be materially affected by declassification of the Board of Directors; and

     o The Board's belief that, even though annual election of directors may enhance the ability of a third party to acquire control of the Company without engaging in arm's-length discussions with the Board, there are other factors, such as the regulatory requirements applicable to an acquisition of control of the Company, the Company's rights agreement and the inability of shareholders to act by written consent under the Company's Certificate of Incorporation and By-Laws, that reduce the likelihood that a third party would be successful in taking over the Company without engaging in arm's-length discussions with the Board.

     The affirmative vote of at least a majority of the Company's outstanding shares entitled to vote at this Annual Meeting will be required for approval of the Amendment. An abstention or a "broker non-vote" will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation currently provides that the Board of Directors will consist of three classes of directors with overlapping three year terms and that the number of directors in each of the three classes will be as nearly equal as possible. The Compensation, Corporate Governance and Nominating Committee recommends the slate of nominees to the independent directors for their approval. The Board of Directors then recommends the slate approved by the independent directors to the shareholders for their approval at the Annual Meeting. Each class of directors is currently elected in a different year for a term extending to the Annual Meeting to be held three years later. As described in Proposal 1, however, if the Amendment to the Certificate of Incorporation is approved at this Annual Meeting, the Board of Directors will be declassified, by each class in its chronological order of election, such that by the 2008 Annual Meeting of Shareholders, all directors will stand for election on an annual basis and will serve a one year term upon election. The Company's Board of Directors currently consists of nine members; however, the Board of Directors has approved an increase in the number of directors to ten effective upon the election of the nominees for election as directors in Class III. The Board of Directors approved the increase to permit the addition of John A. Quelch, who has been nominated for election at this Annual Meeting as a new director in Class III.

     The directors to be elected at the 2006 Annual Meeting will serve for a three year term ending at the 2009 Annual Meeting; however, as noted above, if the Amendment to the Certificate of Incorporation is approved, the directors in Class III will instead serve for a one year term ending at the 2007 Annual Meeting. The three directors currently in Class III, Stuart R. Levine, Mary O'Neil Mundinger and Stuart Olsten, are standing for re-election at this year's Annual Meeting, and each has consented to serve another term as a director if re-elected. In addition, the Board of Directors has nominated John A. Quelch for election as a director in Class III at this year's Annual Meeting, and Dr. Quelch has consented to serve as a director if elected.

     The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director. Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the four nominees. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, the proxies may be voted for a substitute nominee or nominees.

Information as to Nominees for Director and Continuing Directors

     The following information, as reported to the Company, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with the Company; certain business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

Class III -- Nominees for Director with Terms Expiring in 2009

Stuart R. Levine .............. Mr. Levine has served as a director of the Company since
                                November 1999 and as Lead Director of the Board since
                                February 2003. He has served as a member of the
                                Compensation, Corporate Governance and Nominating
                                Committee of the Board since November 1999, serving as
                                Chairman of such Committee since June 2002. He has also
                                served as a member of the Clinical Quality Committee of the
                                Board since May 2003. He served as a director of Olsten
                                Corporation from 1995 until March 2000. Since June 1996, he has served as the chairman and chief executive officer of Stuart
                                Levine & Associates LLC, an international consulting and
                                training company. From September 1992 to June 1996, he was chief executive officer of Dale Carnegie & Associates, Inc. He is the author of The Leader in You and The Six Fundamentals of Success. Mr. Levine currently serves as a trustee of North
                                Shore -- LIJ Health System, serving as past vice chairman and chair of its strategic planning committee and currently chairing its joint conference/professional affairs ambulatory care
                                committee. He serves on the foundation board of the American
                                College of Physicians. Mr. Levine is 58 years old.

Mary O'Neil Mundinger ......... Dr. Mundinger has served as a director of the Company since
                                November 2002 and as Chairwoman of the Clinical Quality
                                Committee of the Board since May 2003. She is the Centennial
                                Professor in Health Policy at the Columbia University School of
                                Nursing and, since 1986, has served as Dean of Columbia's
                                School of Nursing. Dr. Mundinger is an elected member of the
                                Institute of Medicine of the National Academies, the American
                                Academy of Nursing and the New York Academy of Medicine.
                                She is a director and member of the compensation and
                                nominating committee of Cell Therapeutics Inc. and a director and member of the compensation committee of UnitedHealth
                                Group Incorporated. Dr. Mundinger is 68 years old.

Stuart Olsten ................. Mr. Olsten has served as a director of the Company since
                                November 1999. He served as a director of Olsten Corporation from 1986 until March 2000. From February 1999 until March
                                2000 he was the chairman of the board of directors of Olsten
                                Corporation. He was vice chairman of Olsten Corporation from
                                August 1994 to February 1999 and was president of Olsten
                                Corporation from April 1990 to October 1998. Since April 2001,
                                Mr. Olsten has been the chairman of the operating board of
                                MaggieMoo's International, LLC, an owner and franchisor of ice cream stores throughout the United States, and was its
                                president and chief executive officer from July 2003 through
                                December 2003. Mr. Olsten is 53 years old.

John A. Quelch ......... Dr. Quelch is a current nominee for director and has not previously served on the Company's Board of Directors. Dr.
                         Quelch has been the Senior Associate Dean for International
                         Development and Lincoln Filene Professor of Business
                         Administration at Harvard Business School since June 2001.
                         From July 1998 through June 2001, he was Dean of London
                         Business School. Prior to that, Dr. Quelch was an Assistant
                         Professor, an Associate Professor and a full Professor of
                         Business Administration at Harvard Business School from
                         1979 to 1998. Dr. Quelch is also a director of WPP Group plc, one of the world's largest communications groups, Inverness
                         Medical Innovations, Inc., The Pepsi Bottling Group, Inc., and
                         is the Chairman of the Massachusetts Port Authority. Dr.
                         Quelch is 54 years old.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF STUART
R. LEVINE, MARY O'NEIL MUNDINGER, STUART OLSTEN AND JOHN A. QUELCH AS CLASS III DIRECTORS.

DIRECTORS WHOSE TERM OF OFFICE DOES NOT EXPIRE AT THIS MEETING

Class I -- Continuing Directors with Terms Expiring in 2007

Victor F. Ganzi ......... Mr. Ganzi has served as a director of the Company and
                          Chairman of the Audit Committee of the Board since November
                          1999. He served as a director of Olsten Corporation from 1998 until March 2000. He has been president and chief executive officer of The Hearst Corporation, a private diversified
                          communications company with interests in magazine,
                          newspaper and business publishing, television and radio
                          stations and cable programming networks, since June 2002.
                          He served as Hearst's executive vice president from March
                          1997 to June 2002 and its chief operating officer from March
                          1998 to June 2002. From 1992 to 1997, at various times,
                          Mr. Ganzi served as Hearst's senior vice president, chief
                          financial officer and chief legal officer. He is chairman of the board of directors of Hearst-Argyle Television, Inc. Mr. Ganzi has served as a director of Wyeth since December 2005.
                          Mr. Ganzi is 59 years old.

Josh S. Weston .......... Mr. Weston has served as a director of the Company and a member of the Compensation, Corporate Governance and
                          Nominating Committee of the Board since November 1999 and
                          a member of the Audit Committee of the Board since June
                          2002. He served as a director of Olsten Corporation from 1995 until March 2000. Since May 1998, he has been honorary
                          chairman of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services. He was chairman of Automatic Data
                          Processing, Inc. from 1982 to April 1998 and was its chief executive officer from 1982 to August 1996. He is a director of
                          J. Crew Inc. and Russ Berrie Corp. and a trustee of Atlantic
                          Health Systems, Inc. Mr. Weston is 77 years old.

Gail R. Wilensky ......... Dr. Wilensky has served as a director of the Company since
                           March 2000 and as a member of the Clinical Quality Committee of the Board since May 2003. She served as a member of the
                           Audit Committee of the Board from March 2000 to February
                           2003. Since 1993, she has been a senior fellow at Project
                           HOPE, an international health foundation, and since October
                           2004, she has been vice chair of the Maryland Health Care
                           Commission. She co-chaired the President's Task Force To
                           Improve Healthcare Delivery For Our Nation's Veterans from
                           2001 to 2003. From 1997 to 2001, she chaired the Medicare
                           Payment Advisory Commission. She served as deputy
                           assistant to President George H. Bush for policy development from March 1992 to January 1993 and as administrator of the
                           Health Care Financing Administration from January 1990 to
                           March 1992. She is an elected member of the Institute of
                           Medicine and serves as a trustee of the Combined Benefits
                           Fund of the United Mineworkers of America and the American
                           Heart Association. She is an advisor to the Robert Wood
                           Johnson Foundation and The Commonwealth Fund. She is a
                           director and member of the audit committee of Cephalon, Inc., a director and member of the quality and governance
                           committees of Manor Care, Inc., a director and member of the quality/compliance and governance committees of Quest
                           Diagnostics Incorporated, a director and member of the
                           compensation committee of SRA International, Inc. and a
                           director and member of the compliance committee of
                           UnitedHealth Group Incorporated. Dr. Wilensky is 62 years old.

Class II -- Continuing Directors with Terms Expiring in 2008

Ronald A. Malone ......... Mr. Malone has served as chief executive officer and chairman of the Board of Directors of the Company since June 2002. He served as executive vice president of the Company from March
                           2000 to June 2002 and as president of the Company's home
                           health services division from January 2001 to June 2002. Prior to joining the Company, he served in various positions with
                           Olsten Corporation including executive vice president of Olsten
                           Corporation and president, Olsten Staffing Services, United
                           States and Canada, from January 1999 to March 2000. From
                           1994 to December 1998, he served successively as Olsten's
                           senior vice president, southeast division; senior vice president, operations; and executive vice president, operations.
                           Mr. Malone is 51 years old.

Raymond S. Troubh ......... Mr. Troubh has served as a director of the Company and a member of the Compensation, Corporate Governance and
                            Nominating Committee of the Board since November 1999 and
                            as a member of the Audit Committee of the Board since May
                            2000. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director and member of the audit
                            committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American
                            Investors Company, a director of Portland General Electric
                            Company and a director and member of the audit committee of
                            Triarc Companies, Inc. He is also a director and chairman of the nominating and governance committee of Hollinger
                            International Inc. Mr. Troubh is 79 years old.

Rodney D. Windley ......... On February 28, 2006, in connection with the Company's acquisition of The Healthfield Group, Inc. ("Healthfield"),
                            Mr. Windley was elected by the Board of Directors to fill the vacancy that existed in Class II and was appointed Vice
                            Chairman of the Board. Mr. Windley, Healthfield's founder, served as its Chairman and Chief Executive Officer since its inception in 1986 until the completion of the acquisition on
                            February 28, 2006. Prior to founding Healthfield, Mr. Windley was co-founder and president of Central Health Services, Inc., a regional home health care company. Mr. Windley is President of the Georgia Association for Home Care and Vice Chairman
                            of the Georgia Chapter of the March of Dimes. He is also Chair
                            Emeritus of Fragile Kids Foundation, Inc., having started the charity in 1992. Mr. Windley is 58 years old.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors, which currently consists of nine members, manages or directs the management of the business and affairs of the Company. During the past fiscal year, the Board held six meetings and one strategic planning meeting. The Board has affirmatively determined that each of the following directors is "independent," as that term is defined by applicable Nasdaq listing standards: Victor F. Ganzi, Stuart R. Levine, Mary O'Neil Mundinger, Stuart Olsten, Raymond S. Troubh, Josh S. Weston and Gail R. Wilensky. The independent directors customarily meet in executive session on the dates when regularly scheduled Board meetings are held. Mr. Levine, the Board's Lead Director, presides over the executive sessions of the independent directors.

     The Board has three standing committees, an Audit Committee, a Clinical Quality Committee and a Compensation, Corporate Governance and Nominating Committee, whose principal functions are briefly described below. None of the members of any committee is an employee or officer of the Company, and each is "independent" under Nasdaq listing standards.

     During 2005, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served. All Board members attended Gentiva's 2005 Annual Meeting. It is Gentiva's policy to encourage its Board members to attend the Annual Meeting.

     Gentiva has adopted two codes of ethics, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. The codes are designed to promote honest and ethical conduct by Gentiva's employees, officers and directors, and each is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Audit Committee

     The principal functions and responsibilities of the Audit Committee include:

     o overseeing Gentiva's internal control structure, financial reporting and legal and compliance program;

     o reviewing and selecting the independent registered public accounting firm, subject to shareholder ratification, to audit Gentiva's consolidated financial statements;

     o receiving and acting on reports and comments from Gentiva's independent registered public accounting firm and approving the firm's fees;

     o reviewing critical accounting principles and estimates employed in Gentiva's financial reporting;

     o reviewing Gentiva's annual audited consolidated financial statements and quarterly financial statements with management and Gentiva's independent registered public accounting firm and recommending inclusion of the financial statements in Gentiva's annual report on Form 10-K;

     o maintaining direct lines of communication with the Board of Directors and Gentiva's management, internal auditing staff and independent registered public accounting firm; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Ganzi serves as the Chairman, and Messrs. Troubh and Weston serve as members, of the Audit Committee. The Committee met six times in 2005. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is "independent" under the heightened independence standards required for members of the Audit Committee by the Nasdaq listing standards, the rules of the Securities and Exchange Commission and the Audit Committee Charter. The Board of Directors has also determined that Victor F. Ganzi is an "audit committee financial expert," as that term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

     The principal functions and responsibilities of the Clinical Quality Committee include:

     o providing oversight of the Company's clinical leadership in the development of leading edge clinical strategies and practices;

     o monitoring the Company's performance against established internal and external benchmarking regarding clinical performance and outcomes;

     o facilitating the development of industry best practices based on internal and external data comparisons;

     o fostering enhanced awareness of the Company's clinical performance by the Board of Directors and external sources;

     o    establishing a long term, strategic clinical vision for the Company;
          and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Dr. Mundinger serves as the Chairwoman, and Mr. Levine and Dr. Wilensky serve as members, of the Clinical Quality Committee. The Committee met three times in 2005. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Compensation, Corporate Governance and Nominating Committee

     The principal functions and responsibilities of the Compensation, Corporate Governance and Nominating Committee include:

     o overseeing and administering Gentiva's executive compensation policies, plans and practices;

     o establishing and adjusting from time to time compensation for the Chief Executive Officer and the other executive officers;

     o authorizing the issuance of stock options, stock awards and other awards under Gentiva's 2004 Equity Incentive Plan;

     o monitoring and safeguarding the independence of the Board of Directors;

     o overseeing succession planning for the Chief Executive Officer and other key executives;

     o seeking, considering and recommending qualified candidates for election as directors and recommending a slate of nominees for election by the shareholders at the Annual Meeting; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Levine serves as Chairman, and Messrs. Troubh and Weston serve as members, of the Compensation, Corporate Governance and Nominating Committee, which met four times in 2005. The Board of Directors has adopted a written charter for the Compensation, Corporate Governance and Nominating Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Consideration of Director Nominees

     The Compensation, Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of Gentiva's Board and management and shareholders. Shareholders who would like the Compensation, Corporate Governance and Nominating Committee to consider a prospective candidate should submit the candidate's name, biographical data and qualifications, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. Submissions of names (and other required information) of prospective candidates for consideration by the Committee for nomination and election at the Company's 2007 Annual Meeting of Shareholders must be received in writing by the Company at the above address on or after October 11, 2006 and on or before December 11, 2006. The Committee reserves the right to request additional information from the candidate to assist the Committee in the evaluation process.

     The Compensation, Corporate Governance and Nominating Committee believes that all members of the Board should have the highest professional and personal ethics and values and have a record of outstanding ability and judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board. Each director is expected to represent the interests of all shareholders.

     While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Compensation, Corporate Governance and Nominating Committee will evaluate director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, his or her past performance. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Dr. Quelch, who is a nominee for election as a director in Class III at this Annual Meeting, was recommended as a nominee by a non-management director.

     In accordance with Nasdaq listing standards, the Company also ensures that at least a majority of the Company's Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards for populating the Audit Committee and the Compensation, Corporate Governance and Nominating Committee.

     Once the Compensation, Corporate Governance and Nominating Committee has evaluated the director candidates as described above, it recommends the slate of nominees to the independent directors for their approval. The Board of Directors then recommends the slate approved by the independent directors to the shareholders for their approval at the next annual meeting of shareholders.


     Pursuant to the Company's Certificate of Incorporation and By-Laws, an affirmative vote of the majority of the directors in office may fill a vacancy on the Board. Any director chosen to fill a vacancy on the Board will hold office for the remaining term of the class of directors in which the vacancy occurred. As noted above, on February 28, 2006, in connection with the Company's acquisition of Healthfield, Mr. Windley was elected by the Board of Directors to fill the vacancy that existed in Class II and appointed as Vice Chairman of the Board.

Shareholder Communications

     The Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or with a specific director at any time by writing to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board generally, to the Chairman of the Compensation, Corporate Governance and Nominating Committee.

Compensation of Directors

     Effective as of May 6, 2005, each non-employee member of the Board of Directors receives an annual retainer fee of $25,000 payable in cash and, pursuant to the Company's Stock & Deferred Compensation Plan for Non-Employee Directors, receives an annual deferred stock unit award valued at $40,000 credited quarterly to the director's share unit account, which will be paid to a director in shares of the Company's Common Stock following termination of service on the Board. The number of share units credited to a director quarterly is calculated by dividing $10,000 by the average closing price of a share of Gentiva Common Stock on the Nasdaq for the ten trading days preceding the quarterly calculation dates. In addition, any non-employee director who serves as chairperson of a committee of the Board receives $5,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $15,000 annually. The Lead Director of the Board receives an additional $15,000 annually. Non-employee directors also receive $2,500 for each Board meeting they attend ($750 if attendance is by telephone) and receive $2,500 for each committee meeting they attend ($750 if attendance is by telephone).

     Prior to May 6, 2005, each non-employee member of the Board of Directors received an annual retainer fee of $25,000 payable in cash and, pursuant to the Company's Stock & Deferred Compensation Plan for Non-Employee Directors, received an annual deferred stock unit award valued at $30,000 credited quarterly to the director's share unit account, which will be paid to a director in shares of the Company's Common Stock following termination of service on the Board. The number of share units credited to a director quarterly was calculated by dividing $7,500 by the average closing price of a share of Gentiva Common Stock on the Nasdaq for the ten trading days preceding the quarterly calculation dates. In addition, any non-employee director who served as chairperson of a committee of the Board received $5,000 annually for acting as chairperson, except that the chairperson of the Audit Committee received $10,000 annually. The Lead Director of the Board received an additional $10,000 annually. Non-employee directors also received $1,500 for each Board meeting they attended ($750 if attendance was by telephone) and received $2,000 for each committee meeting they attended ($750 if attendance was by telephone).

     All directors, regardless of whether or not they are employees of the Company, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2006 (unless otherwise indicated), the amount of beneficial ownership of Gentiva's Common Stock by the executive officers of Gentiva who are named in the Summary Compensation Table; each director and nominee for director; each beneficial owner of more than five percent of Gentiva's Common Stock; and all executive officers and directors of Gentiva as a group. For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after March 1, 2006 through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                      Amount of Shares
                                                     of Common Stock and      Percent of Class
                                                    Nature of Beneficial       Owned (if more
Name of Beneficial Owner                           Ownership (1)(2)(3)(4)         than 1%)
------------------------                           ----------------------     ----------------
Robert Creamer ................................             170,079                   --
Ronald A. Malone ..............................             557,691                  2.1%
Mary Morrisey Gabriel .........................             130,521                   --
Stephen B. Paige ..............................              80,995                   --
John R. Potapchuk .............................             276,616                   --
Victor F. Ganzi ...............................              68,751                   --
Stuart R. Levine ..............................              57,063                   --
Mary O'Neil Mundinger .........................              25,054                   --
Stuart Olsten(5) ..............................             225,712                   --
John A. Quelch ................................                  --                   --
Raymond S. Troubh(6) ..........................             176,360                   --
Josh S. Weston ................................              26,744                   --
Gail R. Wilensky ..............................              28,218                   --
Rodney D. Windley(7) ..........................           1,682,721                  6.4
Wells Fargo & Company(8)
 420 Montgomery Street
 San Francisco, CA 94104 ......................           1,555,190                  5.9
Westfield Capital Management Co. LLC(9)
 One Financial Center, 24th Floor
 Boston, MA 02111-2690 ........................           2,214,100                  8.4
WS Capital, L.L.C.(10)
 300 Crescent Court, Suite 1111
 Dallas, TX 75201 .............................           1,700,000                  6.4
All executive officers and directors as a group
 (16 persons)(11) .............................           3,868,196                 13.9

------------
(1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva's 1999 Stock Incentive Plan or 2004 Equity Incentive Plan: Mr. Creamer -- 164,547; Mr. Malone -- 546,656; Ms. Morrisey Gabriel -- 123,333; Mr. Paige -- 78,000; Mr. Potapchuk -- 247,603; Mr. Ganzi -- 17,500; Dr.
     Mundinger -- 17,500; Mr. Olsten -- 34,345; Mr. Troubh -- 17,500; and Dr. Wilensky -- 17,500.

(3) Includes beneficial ownership of the following number of whole shares acquired and currently held under Gentiva's Employee Stock Purchase Plan, as amended: Mr. Creamer -- 5,032; Mr. Malone -- 11,035; Ms. Morrisey Gabriel -- 5,395; Mr. Paige -- 2,995; and Mr. Potapchuk -- 8,201.

(4) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Ganzi -- 16,118; Mr. Levine -- 8,060; Dr. Mundinger -- 5,103; Mr. Olsten -- 16,118; Mr. Troubh -- 13,088; Mr. Weston -- 5,112; Dr. Wilensky -- 5,174; and Mr. Windley -- 597.

(5) In addition to shares referred to in footnotes (2) and (4), Mr. Olsten's holdings include 174,949 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.

(6) In addition to shares referred to in footnotes (2) and (4), Mr. Troubh's holdings include 76,024 shares owned directly and 69,748 shares owned indirectly and held in a limited partnership in which Mr. Troubh has an approximate 45% interest and of which he is the general partner.

(7) In addition to the shares referred to in footnote (4), Mr. Windley's holdings include 1,404,153 shares owned directly, 119,170 shares owned indirectly through a grantor retained annuity trust, and 158,801 shares held by RT Management, LLC with respect to which Mr. Windley shares voting and investment power with H. Anthony Strange, Gentiva's Executive Vice President and President, Gentiva Home Health. Mr. Windley is a co-manager of RT Management, LLC and a 25% owner. Mr. Windley disclaims beneficial interest of the shares held in RT Management, LLC, except to the extent of his pecuniary interest therein. The address of Mr. Windley is c/o Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747.

(8) Based on a Schedule 13G dated February 14, 2006 and filed with the Securities and Exchange Commission, as of December 31, 2005 Wells Fargo & Co. reported beneficial ownership of 1,555,190 of such shares, with sole voting power as to 1,539,670 of such shares, sole dispositive power as to 1,537,830 of such shares and shared dispositive power as to 162,000 of such shares. In the Schedule 13G, Wells Capital Management Incorporated reported that it held sole voting power as to 313,933 of such shares and sole dispositive power as to 1,483,677 of such shares. The Schedule 13G indicates that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. In addition, in the Schedule 13G, Wells Fargo Funds Management, LLC reported that it held sole voting power as to 1,208,924 of such shares and sole dispositive power as to 54,153 of such shares. Wells Fargo & Co. and its subsidiaries disclaim beneficial ownership of the shares.

(9) Based on a Schedule 13G dated February 13, 2006 and filed with the Securities and Exchange Commission, as of December 31, 2005, Westfield Capital Management Co. LLC reported beneficial ownership of 2,214,100 of such shares, with sole voting power as to 1,633,400 of such shares and sole dispositive power as to 2,214,100 of such shares. The Schedule 13G indicates that the shares are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital Management Co. LLC. Westfield Capital Management Co. LLC disclaims any beneficial ownership in such shares.

(10) Based on a Schedule 13G/A (Amendment No. 1) dated February 14, 2006 and filed with the Securities and Exchange Commission, as of December 31, 2005, WS Capital, L.L.C. reported beneficial ownership of 1,434,400 of such shares, with sole voting power and sole dispositive power as to all of such shares. In the Schedule 13G/A, WS Capital Management, L.P. reported beneficial ownership of 1,434,400 of such shares, with sole voting power and sole dispositive power as to all of such shares; WSV Management, L.L.C. reported beneficial ownership of 265,600 of such shares, with sole voting power and sole dispositive power as to all of such shares; and WS Ventures Management, L.P. reported beneficial ownership of 265,600 of such shares, with sole voting power and sole dispositive power as to all of such shares. In addition, in the Schedule 13G/A, Reid S. Walker and G. Stacy Smith, who are both principals of WS Capital, L.L.C. and WSV Management, L.L.C., reported that they each hold sole voting power and sole dispositive power as to 1,700,000 of such shares. Patricia P. Walker, who is a principal of WSV Management, reported that she held sole voting power and sole dispositive power as to 265,660 of such shares. The Schedule 13G/A indicates that each of the reporting persons expressly disclaims membership in a "group" under Section 13(d) of the Securities Exchange Act of 1934.

(11) Includes 2,500,613 shares owned directly and indirectly by current executive officers and directors, 1,298,213 shares that may be acquired upon exercise of presently exercisable stock options and 69,370 shares representing shares deferred as share units.

                             EXECUTIVE COMPENSATION

     The information shown below reflects the annual and long-term compensation, from all sources, of the chief executive officer of the Company and the other four most highly compensated executive officers of the Company at January 1, 2006 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.


                           Summary Compensation Table


                                                                                     Long Term
                                                                                   Compensation
                                                                                   ------------
                                                     Annual Compensation              Awards
                                            -------------------------------------  ------------
                                                                     Other Annual    Securities
                                                                     Compensation    Underlying      All Other
Name and Principal Position         Year    Salary ($)   Bonus ($)      ($)(1)      Options (#)    Compensation ($)
---------------------------         ----    ----------   ---------   ------------   ------------   ----------------
Ronald A. Malone ...............    2005     $574,039     $400,000      $ 5,883        75,000        $66,513 (2)
 Chief Executive Officer and ...    2004      542,692      600,000        5,753       100,000          79,985
 Chairman of the Board .........    2003      471,539      500,000        6,668        70,000          71,930

John R. Potapchuk ..............    2005      289,712      130,000        2,018        45,000          26,762(3)
 Executive Vice President, Chief    2004      285,077      200,000        3,224        60,000          30,776
 Financial Officer and Treasurer    2003      264,308      175,000        3,063        40,000          31,123

Robert Creamer .................    2005      274,711      100,000        2,893        40,000          22,468(4)
 Senior Vice President, ........    2004      269,000      150,000        2,629        50,000          25,157
 CareCentrix ...................    2003      239,308      150,000         --          36,000          28,892

Mary Morrisey Gabriel ..........    2005      274,711      125,000         --          40,000          18,635(5)
 Senior Vice President and .....    2004      269,500      170,000         --          50,000          25,290
 Chief Marketing Officer .......    2003      248,846      150,000         --          50,000          21,285

Stephen B. Paige ...............    2005      259,615      120,000       11,395        24,000           9,095(6)
 Senior Vice President, General     2004      248,731      115,000        1,615        30,000           8,449
 Counsel and Secretary(7) ......    2003       97,308       46,000         --          40,000             310

------------
(1)  Gross-up of taxable portion of income for automobile expenses.

(2) For 2005, reflects profit sharing and matching contributions by Gentiva pursuant to Gentiva's Nonqualified Retirement and Savings Plan.

(3) For 2005, reflects premiums paid by Gentiva for Mr. Potapchuk for group term life insurance of $624 and profit sharing and matching contributions by Gentiva pursuant to Gentiva's Nonqualified Retirement and Savings Plan of $26,138.

(4) For 2005, reflects premiums paid by Gentiva for Mr. Creamer for group term life insurance of $165 and profit sharing and matching contributions by Gentiva pursuant to Gentiva's Nonqualified Retirement and Savings Plan of $22,303.

(5) For 2005, reflects premiums paid by Gentiva for Ms. Morrisey Gabriel for group term life insurance of $252 and profit sharing and matching contributions by Gentiva pursuant to Gentiva's Nonqualified Retirement and Savings Plan of $18,383.

(6) For 2005, reflects premiums paid by Gentiva for Mr. Paige for group term life insurance of $986 and profit sharing contributions by Gentiva pursuant to Gentiva's Nonqualified Retirement and Savings Plan of $8,109.

(7) Amounts shown in 2003 for Mr. Paige are for a partial year due to his commencement of employment with the Company on July 14, 2003.

Stock Options

                     Stock Option Grants in Last Fiscal Year

                                                                                          Potential Realizable
                                                   Individual Grants                        Value at Assumed
                                 ------------------------------------------------------      Annual Rates of
                                    Number of   Percent of Total                               Stock Price
                                   Securities        Options      Exercise                   Appreciation for
                                   Underlying      Granted to     or Base                     Option Term(1)
                                     Options      Employees in     Price     Expiration   -----------------------
Name                             Granted (#)(2)    Fiscal Year     ($/Sh)       Date       5% ($)        10% ($)
----                             --------------   ------------    --------   ----------   --------     ----------
Ronald A. Malone ................    75,000           7.9%         $16.38     1/3/2015    $772,597     $1,957,913
John R. Potapchuk ...............    45,000           4.7           16.38     1/3/2015     463,558      1,174,748
Robert Creamer ..................    40,000           4.2           16.38     1/3/2015     412,052      1,044,220
Mary Morrisey Gabriel ...........    40,000           4.2           16.38     1/3/2015     412,052      1,044,220
Stephen B. Paige ................    24,000           2.5           16.38     1/3/2015     247,231        626,532

------------
(1) The dollar amounts under the indicated columns represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission. These assumptions are not intended to forecast future appreciation of Gentiva's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of Gentiva's Common Stock, the optionee's continued employment through applicable vesting periods and the dates on which the options are exercised and the underlying shares are sold.

(2) The options were granted at an exercise price equal to the fair market value of Gentiva's Common Stock on the date of the grant. The options have a ten year term and become exercisable over a four year period as follows: one-third vesting on each of the first, third and fourth anniversaries of the date of grant.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                                    Number of Securities          Value of Unexercised
                                                                   Underlying Unexercised         In-the-Money Options
                                    Shares                     Options at Fiscal Year-End (#)    at Fiscal Year-End ($)(1)
                                  Acquired on       Value      ------------------------------  ---------------------------
Name                             Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                             ------------   ------------   -----------   -------------   -----------   -------------
Ronald A. Malone ..............     22,946        $386,149       572,106       85,500         $4,543,947      $63,000
John R. Potapchuk .............         --              --       222,603       55,000          1,543,203       60,000
Robert Creamer ................     15,000         225,916       142,214       49,000            757,662       54,000
Mary Morrisey Gabriel .........     20,000         173,780       104,999       45,001            394,594       30,006
Stephen B. Paige ..............         --              --        70,000       24,000            260,700            0

------------
(1) Based on the difference between the exercise price and the closing price of a share of Gentiva Common Stock on December 30, 2005, the last trading day in fiscal 2005.

Employment Agreements, Change in Control Agreements and Termination of Employment Agreements

     The Company entered into an Employment Agreement with Mr. Malone, its chief executive officer and chairman of the Board of Directors, which became effective on March 22, 2004 and replaced his prior employment agreement. Mr. Malone's Employment Agreement has a term of four years and will automatically extend for consecutive one year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. During the term of the Employment Agreement, Mr. Malone will receive (i) a base salary of not less than $525,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 100 percent of his base salary and the maximum bonus equal to 150 percent (or such other greater amount as determined by the Board of Directors or a committee of the Board) of his base salary. In addition to any amounts deferred under any Company deferred compensation or savings plans, Mr. Malone has the right to defer payment of up to 50% (or such greater percentage as the Company permits) of his base salary and annual bonus. The deferred amounts generally must be paid out in a lump sum following termination of Mr. Malone's employment. Any such deferred amounts will be credited with interest at 1% above the prime rate in effect from time to time. Mr. Malone will also receive customary benefits, perquisites and reimbursement for expenses.

     The Employment Agreement provides that Mr. Malone's employment will terminate before expiration of the agreement upon his death or disability, termination of his employment for cause, termination of his employment without cause or termination by Mr. Malone of his employment for good reason (as defined in the Employment Agreement). In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of any accrued pension benefits. He will not be entitled to severance benefits. In addition, in the event his employment is terminated as a result of his death, Mr. Malone's widow will be entitled to receive a lump sum equal to six months base compensation. In the event Mr. Malone's employment is terminated for cause by the Company, he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. If the Company gives notice that the Employment Agreement will not be renewed at the end of the initial term or any one year extension, Mr. Malone will receive a pro rata portion of the target bonus payment for the year of termination. In the event Mr. Malone's employment is terminated for good reason by Mr. Malone or without cause by the Company, he will be entitled to earned salary, vested benefits, severance benefits, accelerated vesting of any accrued pension benefits, continued medical benefits generally for up to two years and accelerated vesting of his options or other equity-based awards granted after March 22, 2004 that would otherwise have vested during the two years following the termination of his employment had he continued to be employed by the Company. Mr. Malone's severance benefits will be equal to two times (or, in the case of termination for good reason by Mr. Malone within 90 days following the Company's giving him notice of nonextension of the Employment Agreement prior to the end of the initial four year term, one and one-half times) Mr. Malone's base salary and target bonus for the year of termination. Mr. Malone will not be entitled to severance benefits under the Employment Agreement if he receives severance payment under his Change in Control Agreement described below.

     The Employment Agreement also restricts Mr. Malone's ability to engage in competition with the Company during his employment by the Company and for the twenty-four months after termination of his employment. It also contains confidentiality provisions and provisions for non-solicitation of the Company's employees and clients.

     Mr. Malone has also entered into a Change in Control Agreement ("CIC Agreement") with the Company, effective March 22, 2004, which replaced his prior change in control agreement. His CIC Agreement has a term of four years and will automatically extend for consecutive one year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. The CIC Agreement generally provides benefits in the event of a change in control of the Company if (i) Mr. Malone's employment is terminated by the Company not for cause or by Mr. Malone for good reason (as defined in the CIC Agreement) and (ii) the termination is within three years after a change in control. In addition, Mr. Malone will receive the benefit of his CIC Agreement if he is terminated by the Company without cause within one year before a change in control, if his termination arises in connection with the change in control.

     The benefits conferred under Mr. Malone's CIC Agreement generally will include a cash payment equal to two and one-half times his base salary and target bonus (for the year in which employment is terminated or the year of the change in control, whichever is higher); continued benefits for the two years following the termination or until such earlier date that he obtains comparable benefits from another employer; immediate vesting of any stock options, restricted stock and other equity-based compensation awards held by him (the options would remain exercisable for three years following the termination or a longer period if provided in the option plan, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under Mr. Malone's CIC Agreement, if any payment to him (under his CIC Agreement or otherwise) is subject to the excise tax imposed by Section 4999 of the

Internal Revenue Code of 1986, as amended, Mr. Malone will be generally entitled to receive an additional "gross-up payment" in an amount sufficient to make him whole for such excise tax.

     Under Mr. Malone's CIC Agreement, a change in control is defined to include the following events: a person or group (with certain exceptions for the Olsten family) becoming the beneficial owner of at least 25 percent of the total voting power of all classes of capital stock of the Company; either the directors (and their approved successors) ceasing to constitute a majority of the Board of Directors or a majority of the persons nominated by the Board of Directors for election failing to be elected; a merger of the Company if the Company's shareholders do not own a majority of the stock of the surviving company or if the members of the Company's Board of Directors do not constitute a majority of the directors of the surviving company's board; a complete liquidation of the Company; or a sale of all or substantially all of the assets of the Company.

     In addition, the CIC Agreement provides that if Mr. Malone substantially prevails in a dispute with the Company relating to the CIC Agreement, the Company will pay his legal fees that result from the suit. Mr. Malone is not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but he is required to keep the Company's confidential information private.

     Effective May 6, 2005, the Company amended and restated its change in control agreements that would have expired in June 2005 with John R. Potapchuk, Robert Creamer, Mary Morrisey Gabriel and Stephen B. Paige. The new change in control agreements are effective until May 6, 2008, and generally provide benefits in the event of a change in control of the Company if (i) the employee's employment is terminated by the Company not for cause or by the employee for good reason (as defined in the agreement) and (ii) the termination is within three years after a change in control. In addition, these executive officers will receive the benefit of their agreements if they are terminated by the Company without cause within one year before a change in control, if their terminations arise in connection with the change in control.

     The benefits conferred under these change in control agreements generally will include a cash payment equal to two times the employee's base salary and target bonus (for the year when employment is terminated or the year of the change in control, whichever is higher); continued benefits for the two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer; immediate vesting of any stock options held by the employee and any restricted shares, restricted share units or other equity-based awards held by the employee (the options would remain exercisable for one year following the termination or a longer period if provided in the option plan, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under these change in control agreements, the events constituting a change in control are substantially identical to the events constituting a change in control in Mr. Malone's CIC Agreement as described above.

     In addition, these change in control agreements provide that if an employee substantially prevails in a dispute with the Company relating to his or her agreement, the Company will pay that employee's legal fees that result from the suit. The employees are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep the Company's confidential information private.

     The following Named Officers are parties to severance agreements in connection with their employment with the Company: John R. Potapchuk, Robert Creamer, Mary Morrisey Gabriel and Stephen B. Paige. These severance agreements generally provide that, in the event the officer is terminated other than for cause, or terminates his or her employment within 60 days after having his or her base salary reduced in a situation that is not part of a general salary reduction, the officer has the right to receive payments for eighteen months (twelve months in the case of Ms. Morrisey Gabriel and Mr. Paige) in an amount based on that officer's base salary at the time of termination. Additionally, the severance agreements provide that the Company will provide these officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere.

The employee's benefits under all retirement and deferred compensation plans also become fully vested. No benefits are payable under these severance agreements if benefits are payable to an officer under the officer's change in control agreement. Pursuant to these severance agreements the officers agreed to certain covenants relating to competition, confidential information and non-solicitation of employees and business, and agree to sign a general release at the time of termination.

     The Named Officers are eligible to participate in the Company's Nonqualified Retirement and Savings Plan, which is a nonqualified defined contribution retirement plan covering the Company's highly compensated employees. The Plan provides for a partial match by the Company of employee savings and for discretionary profit-sharing contributions by the Company based on employee compensation and Company financial performance. Under the Plan, participants may contribute up to 30% of their base salary on a pre-tax and/or after-tax basis and up to 75% of their bonus/incentive compensation on a pre-tax and/or after-tax basis. The Company currently matches 50% of a participant's contributions, up to the first 6% of the participant's compensation (for up to a total of 3% of compensation). A participant is 100% vested in the Company's matching and profit sharing contributions after completing five years of vested service with the Company. A participant is always 100% vested in his or her own contributions. Each participant's account under the Plan is adjusted for earnings and losses based on the performance of investment options (principally mutual funds) the participant selects. Distributions under the Plan are generally made in a lump sum or annual installments for up to ten years (at the participant's election) and generally begin after retirement, termination of employment, death or disability.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information regarding the Company's equity compensation plans as of January 1, 2006:

                                                                                     (c)
                                                                            Number of securities
                                     (a)                                   remaining available for
                             Number of securities           (b)              future issuance under
                               to be issued upon      Weighted-average       equity compensation
                                  exercise of         exercise price of       plans (excluding
                             outstanding options,   outstanding options,   securities reflected in
Plan category                warrants and rights*    warrants and rights        column (a))**
-------------                --------------------   --------------------   -----------------------
Equity compensation
  plans approved by                3,635,680              $ 10.38                4,377,540
  security holders

Equity compensation
  plans not approved                      --                   --                       --
  by security holders              ---------                                     ---------

Total                              3,635,680              $ 10.38                4,377,540

------------
* Consists of securities to be issued upon exercise of outstanding stock options under Gentiva's 1999 Stock Incentive Plan and 2004 Equity Incentive Plan (3,568,288) and outstanding share units under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors (67,392).

** Consists of securities available for future issuance under Gentiva's 2004
   Equity Incentive Plan (3,182,457), Employee Stock Purchase Plan, as amended (1,147,770) and Stock & Deferred Compensation Plan for Non-Employee Directors (47,313). Under the Stock & Deferred Compensation Plan for Non-Employee Directors, from January 3, 2005 to May 6, 2005, non-employee directors were credited quarterly with share units, the number of which is calculated by dividing $7,500 by the average closing price of a share of Gentiva Common Stock on Nasdaq for the ten trading days preceding the quarterly calculation dates, generally March 1, June 1, September 1 and December 1. Under the Stock & Deferred Compensation Plan for Non-Employee Directors, effective May 6, 2005, non-employee directors are credited quarterly with share units, the number of which is calculated by dividing $10,000 by the average closing price of a share of Gentiva Common Stock on Nasdaq for ten trading days preceding the quarterly calculation dates, generally March 1, June 1, September 1 and December 1. Following termination of a director's service on the Board, shares of the Company's Common Stock are distributed to a director equivalent to the number of share units credited to the director.

                COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

   The Company's executive compensation philosophy is to align the interests of the Company's shareholders and its executive officers, while fostering collaboration among those executives. The Board of Directors and the Compensation, Corporate Governance and Nominating Committee, which administers the Company's executive compensation programs, have implemented this philosophy through a compensation program that will enable the Company to attract, motivate and retain executive officers by providing a competitive total compensation opportunity. This program provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of performance goals, as well as on individually tailored performance criteria; and (iii) reasonable levels of equity awards, including stock options, which are designed to strengthen the mutuality of interest between participating associates and the Company's shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payment levels. The Committee has retained an independent compensation consultant, which reports directly to the Committee, to assist with its compensation responsibilities.

Base Salary

   The Committee sets the base salary for the Chief Executive Officer, subject to the minimum annual base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommends the base salaries of the other executive officers for review and approval by the Committee. In the setting of base salaries, consideration is given to the relative importance of an executive's position and the individual's performance and contributions, as well as to the results of compensation analysis studies.

Annual Incentive Compensation

   The Committee's policy provides that a significant portion of executive compensation should be dependent upon the Company's performance in relation to targets established under the Executive Officers Bonus Plan, as amended. The purpose of this incentive compensation plan is to link a portion of total executive compensation to shareholder value and individual contributions, while encouraging and fostering collaboration among the executive team. Company goals that were considered in 2005 included increased revenue, increased net income per share, margin improvement and reduced employee turnover. Goals for individual executives varied by their areas of responsibility and were intended to add economic value to the Company.

Stock Options

   Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's business. Stock options granted by the Committee in fiscal 2005 vest one-third at the end of year one and another one-third at the end of each of years three and four. Approximately 170 employees participate. Also, eligible executive officers and other employees may purchase shares of Common Stock under the Company's Employee Stock Purchase Plan, as amended.

Compensation of Chief Executive Officer

   In March 2004, the Company entered into an employment agreement with Mr. Malone, which replaced an employment agreement negotiated with Mr. Malone at the time of his recruitment to become Chairman of the Board and Chief Executive Officer of the Company in June 2002. Under the employment agreement, as described in more detail above under "Employment Agreements, Change in Control Agreements and Termination of Employment Agreements," Mr. Malone is entitled to receive a base salary of not less than

$525,000. For 2005, the Committee set Mr. Malone's base salary at $575,000. Effective March 1, 2006, the Committee has set Mr. Malone's base salary at $625,000.

   In fiscal 2005, as in previous years, Mr. Malone participated in the Company's Executive Officers Bonus Plan, as amended. Under Mr. Malone's employment agreement, his annual target bonus, based upon the achievement of target levels of performance, is equal to 100% of his base salary, with a maximum bonus opportunity generally of 150% of his base salary. Under the bonus plan, the Committee evaluated Company performance against assigned goals and targets in addition to Mr. Malone's individual performance and leadership competencies. The Committee reviewed the overall financial performance of the Company and concluded that the Company did not entirely meet its 2005 goals and objectives. Consistent with its compensation philosophy, the Committee awarded Mr. Malone a $400,000 annual bonus payment under the plan for fiscal 2005, which represented approximately 70% of his 2005 base salary.

   In consideration of Mr. Malone's past and expected future contributions to the Company's achievement of its performance goals and to help further align his compensation with shareholder interests, the Committee awarded Mr. Malone 75,000 stock options in fiscal 2005 as long-term incentives vesting one-third at the end of year one and another one-third at the end of each of years three and four, with an exercise price of $16.38.

Discretionary Compensation in Connection with the Healthfield Acquisition

   On February 28, 2006, the Company completed the acquisition of The Healthfield Group, Inc. ("Healthfield"), a leading provider of home healthcare, hospice and related services, for approximately $454 million in cash and shares of Gentiva common stock. The transaction accomplished a key strategic objective of the Company. The Committee recognized Mr. Malone's leadership and direction in connection with the Healthfield acquisition, and awarded him a discretionary bonus of $200,000 in March 2006. The Committee also recognized the leadership and efforts of Named Officers John Potapchuk and Stephen Paige and awarded them discretionary bonuses of $130,000 and $110,000, respectively, in March 2006.

Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits Gentiva's tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and to the four other most highly compensated executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Generally, the Compensation, Corporate Governance and Nominating Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of Gentiva's compensation programs. However, the Committee retains the discretion to determine whether the interests of Gentiva and its shareholders may be served by providing compensation that is not deductible in order to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Compensation, Corporate Governance and Nominating Committee:

Stuart R. Levine, Chairman
Raymond S. Troubh
Josh S. Weston

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On February 28, 2006, the Company completed the acquisition of Healthfield, a leading provider of home healthcare, hospice and related services, for approximately $454 million in cash and shares of Gentiva common stock. Under the terms of the Healthfield Merger Agreement dated as of January 4, 2006 (the "Merger Agreement"), Mr. Windley, the former Chairman and Chief Executive Officer of Healthfield, received 1,404,153 shares of Gentiva common stock and the Rodney D. Windley 2005 Grantor Retained Annuity Trust received 119,170 shares of Gentiva common stock. H. Anthony Strange, the former President and Chief Operating Officer of Healthfield, also received 168,797 shares of Gentiva common stock. In addition, RT Management, LLC ("RT Management"), of which Mr. Strange is a manager and 75% owner and Mr. Windley is a manager and 25% owner, received 158,801 shares of Gentiva common stock. Mr. Windley, the Rodney D. Windley 2005 Grantor Retained Annuity Trust, Mr. Strange and RT Management also received approximately $80.1 million, $6.8 million, $8.2 million and $9.1 million, respectively, in cash consideration pursuant to the terms of the Merger Agreement.

   On February 27, 2006, the Board of Directors of the Company elected Mr. Windley as a director in Class II and Vice Chairman of the Board of Directors, effective February 28, 2006. Mr. Windley was elected as a director in accordance with the Merger Agreement, which provided for his election to the Board as a Class II director and as Vice Chairman of the Board upon the consummation of the merger. In addition, the Board appointed Mr. Strange as Executive Vice President of the Company and President of Gentiva Home Health effective February 28, 2006.

   Pursuant to the Merger Agreement, Mr. Windley was appointed by the former stockholders of Healthfield to serve as the "Stockholder Representative." In that capacity, Mr. Windley is responsible for representing the interests of the former Healthfield stockholders with respect to any purchase price adjustments or indemnity claims arising in connection with the merger. In addition, Mr. Windley is jointly and severally liable to the Company for breaches of certain of the representations, warranties and covenants made by Healthfield in the Merger Agreement.

   On February 28, 2006, at the closing of the Healthfield acquisition, the Company entered into a Registration Rights Agreement with certain former stockholders of Healthfield, including Mr. Windley and Mr. Strange (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the date of the Registration Rights Agreement, covering the resale of the 3,194,197 shares of Gentiva common stock issued to the former stockholders of Healthfield pursuant to the merger. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act of 1933 no later than nine months after the date of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, former stockholders of Healthfield were also granted certain "piggyback" registration rights, entitling them to join in other registration statements filed by the Company under specified circumstances.

   Prior to the completion of the merger, R.T. Ventures, LLC ("RT Ventures"), an entity in which Mr. Windley and Mr. Strange are co-managers, and of which each has a 50% beneficial interest, was a party to the Aircraft Dry Lease Agreement, dated as of December 23, 2005, with Healthfield, as amended on January 1, 2006 (the "Aircraft Lease"). The Aircraft Lease provides for the use by Healthfield of an aircraft owned by RT Ventures. The Company may continue to rent the aircraft from RT Ventures, and these rentals will be on the terms and conditions contained in the Aircraft Lease. The Company is not under any obligation to rent the aircraft, and the Aircraft Lease may be terminated by the Company with thirty days' notice.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   Set forth below is a line graph for the period commencing on December 31, 2000 and ending January 1, 2006 comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer issuer group selected by the Company (the "Peer Group Index") comprised of the following publicly traded companies: Almost Family, Inc., Amedisys, Inc., Apria Healthcare Group Inc., National Home Health Care Corp. and Pediatric Services of America, Inc.

   The line graph assumes that $100 was invested on December 31, 2000 in each of the Company's Common Stock, the Nasdaq Market index and the Peer Group Index and that all dividends (if any) were reinvested. Hemscott, Inc. furnished the data for the graph. The closing sale price of the Company's Common Stock on Nasdaq was $16.43 per share on March 16, 2006.


                         [REPRESENTATION OF LINE GRAPH]


                                  12/31/00    12/30/01     12/29/02     12/28/03      1/2/05       1/1/06
 Gentiva Health Services, Inc.     $100       $164.49      $195.94      $304.36      $392.35      $345.89
 Nasdaq Market Index                100         79.71        55.60        83.60        90.63        92.62
 Peer Group Index                   100         91.41        78.50       102.50       127.02       101.88

                                   PROPOSAL 3

          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   The Audit Committee of the Board of Directors has appointed
PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the 2006 fiscal year, subject to ratification and approval by the shareholders. PricewaterhouseCoopers LLP has audited the books and records of the Company since the Company's incorporation in 1999.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

   THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.


Fees Billed by PricewaterhouseCoopers LLP

   Fees, which include related "out of pocket costs," billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal years 2005 and 2004 were as follows:

Fee Category                          2005            2004
------------                      -----------     -----------
  Audit Fees ..................    $  959,900      $1,094,300
  Audit-Related Fees ..........        59,000         141,600
  Tax Fees ....................        98,100         116,300
  All Other Fees ..............            --         110,300
                                   ----------      ----------
  Total .......................    $1,117,000      $1,462,500
                                   ==========      ==========

   Audit Fees related to the audit of the Company's annual consolidated financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and attestation services related to Sarbanes-Oxley Act Section 404 certification. Audit-Related Fees in 2005 related to review of a Securities and Exchange Commission comment letter, review of a Form S-8 registration statement related to Company's ESPP and a variety of reporting matters. Audit-Related Fees in 2004 related to Section 404 advisory services, review of a Form S-8 registration statement related to the Company's 2004 Equity Incentive Plan and deferred tax consultation. Tax Fees related to tax planning and compliance services and in 2004 also related to special project related to property tax recovery audits. All Other Fees related to compliance services in connection with the Company's corporate integrity agreement.

Audit Committee Pre-Approval Policies and Procedures

   The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm's independence. The Audit Committee pre-approved all fiscal 2005 services provided by PricewaterhouseCoopers LLP.

   The policy sets forth specified audit, audit-related, tax and other permissible non-audit services for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent registered public accounting firm and management report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the

Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is comprised of three directors, none of whom is an officer or employee of the Company. Each of the members is "independent" under existing rules of the Securities and Exchange Commission and Nasdaq and under the Committee's charter. The Board of Directors has determined that Victor F. Ganzi, the Committee's Chairman, is an "audit committee financial expert," as defined by rules of the Securities and Exchange Commission.

   The Committee acts under a written charter adopted by the Board of Directors, which is reviewed annually and revised as appropriate. The Board most recently amended the charter on February 12, 2004, a copy of which is posted on the Company's website at www.gentiva.com. In accordance with its charter, the Audit Committee assisted the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and for monitoring the Company's accounting, auditing and financial reporting practices and compliance by the Company with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries, subject to shareholder ratification.

   The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on the firm's independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of the Company's critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, the Company's internal auditors and the Company's chief compliance officer their audit and compliance plans, scope and identification of audit risks.

   The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

   The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 for filing with the Securities and Exchange Commission.

Audit Committee:

Victor F. Ganzi, Chairman
Raymond S. Troubh
Josh S. Weston

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder require the Company's directors and officers and persons who beneficially own more than ten percent of its outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made by such persons, the Company believes that during the fiscal year ended January 1, 2006, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

   Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for its 2007 Annual Meeting must be received in writing by December 11, 2006 at the Office of Secretary at the Company's principal executive offices located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2007 Annual Meeting must contain information as specified in the Company's By-Laws and must be received in writing by the Company at the above address on or after January 12, 2007 and on or before February 11, 2007.

                                  OTHER MATTERS

   A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR ITS LAST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO STEPHEN
B. PAIGE, SECRETARY, GENTIVA HEALTH SERVICES, INC., 3 HUNTINGTON QUADRANGLE, SUITE 200S, MELVILLE, NEW YORK 11747-4627. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ONLINE AT THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT WWW.GENTIVA.COM.

   Gentiva will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $6,000. Except for this fee, the Company does not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company, who will not receive any additional compensation for any such solicitation activities.

   The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                        By Order of the Board of Directors

                                        /s/ Stephen B. Paige

                                        Stephen B. Paige
                                        Senior Vice President, General Counsel
                                        and Secretary

Dated: April 10, 2006
Melville, New York

                                   APPENDIX A

              AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                 INCORPORATION OF GENTIVA HEALTH SERVICES, INC.

The proposed amendment to Article VII of the Amended and Restated Certificate of Incorporation of Gentiva Health Services, Inc. are shown below. Note: The text of the proposed amendment is marked to reflect the proposed changes. Deletions are marked with brackets and additions are underlined.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

Section 7.1. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

Section 7.2. Number, Election and Term of Office. Except in respect of the election of additional directors as otherwise provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, the number of the directors of the Corporation shall be fixed from time to time (and may be changed) exclusively pursuant to a resolution adopted by a majority of the directors then in office, but shall not be more or less than that set forth in the Bylaws; provided, however, that no reduction in the number of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, shall be [classified, with respect to the time for which they severally hold office, into three classes designated] elected for a term ending
                                                      -------------------------
at the Corporation's annual meeting of stockholders next following the
----------------------------------------------------------------------
Corporation's annual meeting of stockholders at which the directors were
------------------------------------------------------------------------
elected, except that directors elected at or prior to the Corporation's first
-----------------------------------------------------------------------------
annual meeting of stockholders after the end of the Corporation's fiscal year
-----------------------------------------------------------------------------
ended January 1, 2006 shall remain divided into Class I, Class II and Class III,
-----------------------------------------------
[as nearly equal in number as possible. Class I directors shall initially be elected for a term expiring at the first annual meeting of stockholders. Class II directors shall initially be elected for a term expiring at the second annual meeting of stockholders.] respectively, with the Board of Directors being
                                 -----------------------------------------------
declassified by each separate class in its chronological order of election, such
--------------------------------------------------------------------------------
that Class III directors shall [initially be elected for a term expiring at the
----
third annual meeting of stockholders.] be elected at the annual meeting of
                                       -----------------------------------
stockholders to be held in 2006 for a one year term expiring at the annual
--------------------------------------------------------------------------
meeting of stockholders to be held in 2007; both Class I and Class III shall be
-------------------------------------------------------------------------------
elected at the annual meeting of stockholders to be held in 2007 to serve a one
-------------------------------------------------------------------------------
year term expiring at the annual meeting of stockholders to be held in 2008; and
--------------------------------------------------------------------------------
each of Class I, Class II and Class III shall be elected at the annual meeting
------------------------------------------------------------------------------
of stockholders to be held in 2008 to serve a one year term expiring at the
---------------------------------------------------------------------------
annual meeting of stockholders to be held in 2009. Each director shall hold
--------------------------------------------------
office until his or her successor is duly elected and qualified. Following the
                                                                 -------------
election of directors at the annual meeting of stockholders to be held in 2008,
-------------------------------------------------------------------------------
the foregoing classification of the Board of Directors shall cease. At each
--------------------------------------------------------------------
succeeding annual meeting of stockholders, all directors [elected to succeed
                                           ---
those directors whose terms then expire] shall be elected for a term of office to expire at the [third succeeding] next following annual meeting
                                    --------------
of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 7.3. Written Ballot Not Required. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 7.4. Newly Created Directorships and Vacancies. Except for the election of one or more directors as provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation and except as the stockholders shall otherwise be entitled to elect directors as provided by law, newly created directorships resulting from any increase in the number of directors constituting the Board of Directors and any vacancies on the Board of Directors occurring for any reason shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected to fill a vacancy on the Board of Directors shall hold office for [the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred] a term ending at the
                                                           --------------------
next annual meeting of stockholders after the director's election and until such
-----------------------------------------------------------------
director's successor shall have been duly elected and qualified.

Section 7.5 Removal. Subject to the rights of any class of Preferred Stock or series thereof to elect and remove additional directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation ("Voting Stock") then outstanding, voting together as a single class.

GENTIVA



--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 12, 2006

The undersigned hereby appoints Ronald A. Malone, Stephen B. Paige and John R. Potapchuk, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the "Company"), at its Annual Meeting of Shareholders to be held in the lower level atrium at 300 Broad Hollow Road, Melville, New York on Friday, May 12, 2006 at 9:30 a.m., and at all adjournments thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

You are encouraged to specify your choices by marking the appropriate boxes below but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, FOR THE ELECTION OF ALL NOMINEES AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

A  Proposals                                                               B Options

The Board of Directors recommends a vote FOR the following:
                                                                           Mark this box with an X if you plan to attend the    [ ]
                                                                           Annual Meeting.
1. Amendment to the Company's Amended         For   Against   Abstain
and Restated Certificate of                   [ ]     [ ]       [ ]
Incorporation to declassify the Board of
Directors.

2. Election of Directors for a term to
expire in 2009, or 2007 if Proposal 1 is adopted: Nominees:


                       For   Withhold                   For   Withhold     Please mark this box with an X if your address       [ ]
01 - Stuart R. Levine  [ ]     [ ]      02 Mary O'Neil  [ ]     [ ]        has changed and print the new address below
                                           Mundinger
                                                                           ______________________________________________
                       For   Withhold                   For   Withhold
03 - Stuart Olsten     [ ]     [ ]      04 - John A.    [ ]     [ ]        ______________________________________________
                                             Quelch
                                                                           ______________________________________________

3. Ratification and approval of               For   Against   Abstain
appointment of PricewaterhouseCoopers         [ ]     [ ]       [ ]
LLP as independent registered public
accounting firm.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)

__________________________________________________     __________________________________________________     _____________________